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                                                                    Exhibit 23.3

PIPER JAFFRAY INC. CONSENT

Board of Directors
CBT Group plc


     We hereby consent to the use of our name in the Proxy Statement/Prospectus of CBT Group plc and The ForeFront Group, Inc., forming part of the Registration Statement on Form S-4 of CBT Group plc and to the inclusion of our opinion as an appendix to such Proxy Statement/Prospectus.

     In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              PIPER JAFFRAY INC.

Minneapolis, Minnesota
April 20, 1998